UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2016

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 2”) amends the Current Reports on Forms 8-K and 8-K/A filed with the Securities and Exchange Commission (“SEC”) on May 19, 2016 (the “Initial Filing”) and May 24, 2016 (“Amendment No. 1, and together with the Initial Filing, the “Filings”), respectively, by Benefit Street Partners Realty Trust, Inc. (the “Company”). In accordance with SEC rules, at the time the Filings were originally made, the Company redacted certain information in the exhibits included in the Filings. This Amendment No. 2 is being filed solely for the purpose of including unredacted versions of these exhibits. This Amendment No. 2 does not amend or revise the other disclosures made by the Company in the Filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Email from Dr. Robert J. Froehlich dated May 15, 2016
17.2	Email from Dr. Robert J. Froehlich dated May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benefit Street Partners Realty Trust, Inc.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: June 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

17.1	Email from Dr. Robert J. Froehlich dated May 15, 2016

17.2	Email from Dr. Robert J. Froehlich dated May 20, 2016